SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2004

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

In March 2004 the US Court of Appeals for the Federal Circuit affirmed aQuantive’s previous victory in the US District Court for the Western District of Washington by affirming the District Court’s grant of summary judgment of non-infringement in the lawsuit that we filed against 24/7 Real Media in April 2002. In that case, we sought a declaratory judgment that aQuantive is not infringing any claims of U.S. Patent No. 6,026,368 and/or that the claims of the patent are invalid. In May 2002, 24/7 Real Media filed an answer to our complaint, which included several counterclaims relating to our alleged use of technology covered by this patent. We subsequently filed a motion for partial summary judgment of non-infringement, which was granted in July 2003. 24/7 Real Media unsuccessfully appealed this judgment. The Court of Appeals did not grant any of the relief sought by 24/7 in their appeal. In addition, the Court required 24/7 to reimburse us for certain administrative costs. The parties had previously stipulated that if the District Court’s order was affirmed on appeal, that neither party would pursue any of their remaining claims in this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004

AQUANTIVE, INC.

By:	/s/ LINDA SCHOEMAKER

Name: Title:	Linda Schoemaker Senior Vice President and General Counsel